Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the use of our report dated March 27, 2007, on the consolidated financial statements of O2Diesel Corporation as of December 31, 2006 and for the year then ended and for the period October 14, 2000 (inception) through December 31, 2006, and to all references to our Firm included in or made a part of this Amendment No. 2 to the Registration Statement on Form SB-2.

/s/ MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN MCCANN P.C.
Plymouth Meeting, Pennsylvania
June 4, 2007